EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139706 on Form S-3, in Registration Statement No. 333-153303 on Form S-8, in Registration Statement No. 333-138426 on Form S-3, in Registration Statement No. 333-163113 on Form S-3, and in Registration Statement No. 333-151496 on Form S-3, of our report relating to the consolidated financial statements and related financial statement schedule of Cogdell Spencer Inc. and subsidiaries for the year ended December 31, 2009, dated March 16, 2010 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company changing its method of accounting for noncontrolling interests on January 1, 2009, and retrospectively adjusting all periods presented in the consolidated financial statements) and our report relating to the effectiveness of Cogdell Spencer Inc.’s internal control over financial reporting as of December 31, 2009, dated March 16, 2010, appearing in this Annual Report on Form 10-K of Cogdell Spencer Inc.

DELOITTE & TOUCHE LLP

McLean, Virginia
March 16, 2010